SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                 DATAKEY, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                                  DATAKEY, INC.

                             ----------------------

                            NOTICE OF ANNUAL MEETING
                           to be held on May 26, 1999

                             ----------------------



TO THE SHAREHOLDERS OF DATAKEY, INC.:

         The Annual Meeting of the Shareholders of Datakey, Inc., a Minnesota corporation (the "Company"), will be held on Wednesday, May 26, 1999, at 3:30 p.m., Minneapolis time, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, for the following purposes:

         1.       To set the number of directors to be elected at five (5).

         2. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         3.       To approve the Company's 1998 Employee Stock Purchase Plan.

         4. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 1999.

         5. To transact such other business as may properly come before the meeting.

         Shareholders of record at the close of business on April 7, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report for the year ended December 31, 1998 also accompanies this Notice.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy with the reply envelope provided.

                                          By Order of the Board of Directors,


                                          Thomas R. King
                                          Secretary
Burnsville, Minnesota
Dated:  April 19, 1999


        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                                  DATAKEY, INC.

                            -------------------------

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           to be held on May 26, 1999
                            -------------------------


                                  INTRODUCTION


         Your proxy is solicited by the Board of Directors of Datakey, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 1999, at 3:30 p.m., at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

         Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. Proxies which are signed by shareholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         The mailing address of the offices of the Company is 407 West Travelers Trail, Burnsville, Minnesota 55337. The Company expects that the Notice of Annual Meeting, Proxy Statement, form of proxy, and Annual Report to Shareholders will first be mailed to shareholders on or about April 19, 1999.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on April 7, 1999. Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 7, 1999, there were 3,111,259 shares of common stock, par value $.05 per share, 150,000 shares of convertible preferred stock and 74,367 shares of series A convertible preferred cumulative stock issued and outstanding. The holders of common stock and convertible preferred stock are entitled to one vote for each share held and may vote on each matter to be voted upon at the Annual Meeting. Each share of series A convertible preferred cumulative stock is entitled to the number of votes equal to the number of shares such series A convertible preferred stock is convertible into, which is 5.745455, or a total of 427,272 votes as of the record date. Holders of the capital stock are not entitled to cumulate their votes for the election of directors.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth the number of shares of the Company's common stock, convertible preferred stock and series a convertible preferred stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company's knowledge, all beneficial owners of more than 5% of the outstanding shares of each class of the Company's stock as of April 7, 1999. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

                                                                                             Series A Convertible
                                                                       Convertible                Cumulative
                                     Common Stock(2)                Preferred Stock             Preferred Stock
 Name (and Address              ---------------------------      ------------------------    ----------------------
 of 5% Owners) or Identity                          Percent                     Percent                  Percent of
 of Group(1)                      Shares           of Class        Shares       of Class      Shares        Class
 -----------                      ------           --------        ------       --------      ------        -----
 Carl P. Boecher                 68,750 (3)          2.2%            --            --           --           --

 Gary R. Holland                 55,200 (4)          1.7%            --            --           --           --

 John H. Underwood               87,203 (5)          2.7%            --            --           --           --

 Terrence W. Glarner             22,100 (6)            *             --            --           --           --

 Thomas R. King                  18,450 (7)            *             --            --           --           --

 Eugene W. Courtney              24,500 (8)            *             --            --           --           --

 Alan G. Shuler                  47,667 (9)          1.5%            --            --           --           --

 Michael L. Sorensen             16,000 (10)           *             --            --           --           --

 Norwest Equity                 640,516 (11)         19.6%        150,000         100%          --           --
  Partners V

 Special Situations             576,954 (12)         15.7%           --            --         74,367        100%

 Perkins Capital                529,999 (13)         17.0%           --            --           --           --
  Management, Inc.

 Timothy A. Stepanek            294,286 (14)(15)     9.5%            --            --           --           --

 David M. Winton and            272,500 (14)         8.8%            --            --           --           --
  Sarah H. Winton

 All Directors and              339,870 (16)         9.9%            --            --           --           --
  Executive Officers as
  a Group (8 persons)
---------------------------

  *      Less than 1% of the outstanding shares of common stock.

(1) The addresses of the more than 5% holders are: Norwest Equity Partners V - Norwest Center, Sixth & Marquette, Minneapolis, MN 55479; Special Situations - 153 East 53rd Street, 51st Floor, New York, NY 10022; Perkins Capital Management, Inc. - 730 East Lake Street, Wayzata, MN 55391-1769; and Timothy A. Stepanek and David M. and Sarah H. Winton - 4422 IDS Center, 80 South Eighth Street, Minneapolis, MN 55402.

(2) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(3) Represents 68,750 shares which may be purchased by Mr. Boecher upon exercise of currently exercisable options.

(4) Includes 54,500 shares which may be purchased by Mr. Holland upon exercise of currently exercisable options and 700 shares held by Mr. Holland's wife as custodian for their daughter.

(5) Includes 80,000 shares which may be purchased by Mr. Underwood upon exercise of currently exercisable options.

(6) Includes 17,500 shares which may be purchased by Mr. Glarner upon exercise of currently exercisable options.

(7) Includes 7,500 shares which may be purchased by Mr. King upon exercise of currently exercisable options.

(8) Includes 19,500 shares which may be purchased by Mr. Courtney upon exercise of currently exercisable options.

(9) Includes 46,667 shares which may be purchased by Mr. Shuler upon exercise of currently exercisable options.

(10) Represents 16,000 shares which may be purchased by Mr. Sorensen upon exercise of currently exercisable options.

(11) Includes 150,000 shares which may be purchased by Norwest Equity Partners V ("Norwest Equity"), a limited partnership, upon conversion of convertible preferred stock. Norwest Equity has sole voting and investment power over the shares it holds; Itasca Partners V, L.L.P. ("Itasca") is the general partner of Norwest Equity, and Daniel J. Haggerty, John E. Lindahl and George J. Still Jr. are the general partners of Itasca, all of whom may be deemed to beneficially own the shares held by Norwest Equity. The Company has relied on information contained in a Schedule 13D filed by Norwest Equity, Itasca and Messrs. Haggerty, Lindahl and Still with the Securities and Exchange Commission on April 11, 1997.

(12) Represents (i) 446,481 shares held by Special Situations Private Equity Fund, L.P. ("Equity Fund"), of which 336,362 shares are issuable upon conversion of 58,544 shares of Series A Convertible Cumulative Preferred Stock ("Series A Stock") pursuant to a conversion price of $2.75 on the record date and 110,119 shares are issuable upon exercise of a currently exercisable warrant; (ii) 120,673 shares held by Special Situations Technology Fund, L.P. ("Technology Fund"), of which 90,910 shares are issuable upon conversion of 15,823 shares of Series A Stock pursuant to a conversion price of $2.75 on the record date and 29,763 shares are issuable upon exercise of a currently exercisable warrant; and 9,800 shares held by Special Situations Cayman Fund, L.P. ("Cayman Fund"). MG Advisers, L.L.C. ("MG Advisers") is the General Partner of and investment adviser to the Equity Fund; SST Advisers, L.L.C., Inc. ("SST Advisers") is the General Partner of and investment adviser to the Technology Fund; and AWM Investment Company ("AWM Investment") is the General Partner of and investment adviser to the Cayman Fund. Equity Fund, Technology Fund, Cayman Fund, MG Advisers, SST Advisers and AWM Investment have the power to vote or direct the vote and the power to dispose or to direct the disposition of the shares. In addition, Austin W. Marxe and David Greenhouse, in their capacities as officers, directors and principal shareholders of MG Advisers, SST Advisers and AWM Investment have the power to vote or direct the vote and the power to dispose or to direct the disposition of the shares. The Company has relied on information contained in a Schedule 13G Amendment dated as of December 31, 1998 on file with the Securities and Exchange Commission and other information known by the Company.

(13) Represents shares held for clients of Perkins Capital Management, Inc. ("Perkins"). Perkins has sole dispositive power over all of the shares and has sole voting power over 133,158 of the shares. The Company has relied on information contained in a Schedule 13G Amendment dated February 2, 1999 on file with the Securities and Exchange Commission

(14) Includes 122,500 shares held by Parsnip River Company, a limited Partnership, and 150,000 shares held by Bond Investment Partners, a Limited Partnership. Mr. and Mrs. Winton and Mr. Stepanek are general partners of the limited partnerships and share voting and investment control over the shares.

(15) Includes 14,786 shares held by Mr. Stepanek's wife and children and 7,000 shares held in a family trust.

(16) Includes 310,417 shares which may be purchased by the current executive officers and directors upon exercise of currently exercisable options.

                DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
                              (Proposals #1 and #2)

         The Bylaws of the Company provide that the number of directors to be elected for the ensuing year shall be determined by the shareholders at each meeting. The Board of Directors recommends that the number of directors to be elected at the 1999 Annual Meeting be set at five (5).

         Subject to approval by the shareholders of that recommendation, five
(5) directors will be elected at the Annual Meeting, each to serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

         All of the nominees are members of the present Board of Directors. John
H. Underwood, a current director of the Company, has declined to stand for reelection at the Annual Meeting. In connection with the Company's November 1, 1995 agreement with Mr. Holland for consulting services, the Board agreed to appoint Mr. Holland to the Board. See "Related Transactions."

         Pursuant to the terms of a stock purchase agreement, Norwest Equity Partners V ("Norwest Equity") has the right to designate an individual for one directorship on the Company's Board of Directors. As of the date of this proxy statement, Norwest Equity has not advised the Company that it intends to designate an individual as a nominee for election as a director at the 1999 Annual Meeting.

         If, prior to the Annual Meeting, it should become known to the Board of Directors that any one of the following individuals will be unable or unwilling to serve as a director after the Annual Meeting, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors. Alternatively, the proxies may, at the discretion of the Board of Directors, be voted for such fewer number of nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

         Under applicable Minnesota law, approval of the proposals to set the number of directors at five (5) and to elect the nominees to the Board of Directors requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

            Names, Principal Occupations for the Past Five Years and Selected Other Information Concerning Nominees for Directors

                                                                          DIRECTOR
NAME                      PRINCIPAL OCCUPATION                             SINCE            AGE
Carl P. Boecher           President and Chief Executive Officer of         1997              56
                          the Company
Gary R. Holland           President and Chief Executive Officer of         1995              57
                          Fargo Electronics, Inc.
Terrence W. Glarner       President of West Concord Ventures, Inc.         1992              56
Thomas R. King            Shareholder of Fredrikson & Byron, P.A.,         1980              58
                          Attorneys at Law
Eugene W. Courtney        Consultant                                       1995              63

         Mr. Boecher has served as President and Chief Executive Officer of the Company since December 1996. Mr. Boecher served as Vice President of Marketing and Sales of the Company from January 1995 until December 1996. From May 1990 to November 1994, Mr. Boecher served as Senior Vice President and Executive Director of Business Development of DRS Military Systems, a division of Diagnostic/Retrieval Systems in Oakland, New Jersey, a supplier of high technology optical, data storage, processing and display and simulation/stimulation systems and products. From 1971 to 1990, Mr. Boecher served in several marketing positions with the Defense Systems Division of Unisys Corporation, a supplier of data processing systems, products and services, in St. Paul, Minnesota, most recently holding the position of Executive Director, Product Marketing.

         Mr. Holland currently serves as President and Chief Executive Officer of Fargo Electronics, Inc., a company that manufactures photo card equipment and products and provides related services, which company he joined in June 1997 as General Manager. In addition, Mr. Holland has provided consulting services as President of Decision Processes International of Minnesota, Inc. since February 1996 and as the Managing Partner of Holland & Associates since June 1992. From 1982 until 1992, Mr. Holland was President and Chief Executive Officer of DataCard Corporation, a manufacturer of credit card equipment, products and services. Mr. Holland has served as Chairman of the Company's Board of Directors since November 1995. Mr. Holland also serves as a director of Check Technology Corporation.

         Mr. Glarner has served as President of West Concord Ventures, Inc., a venture capital firm, since February 1993. Mr. Glarner also serves as a consultant to Norwest Venture Capital Management, Inc., an entity affiliated with Norwest Growth Fund, Inc. From 1976 to January 1993, he was employed by North Star Ventures, Inc., serving as President from February 1988 to January 1993. Prior to 1976, Mr. Glarner was Vice President of Dain Bosworth (n/k/a Dain Rauscher). Mr. Glarner also serves as a director of FSI International, Inc., Aetrium, Inc., CIMA Labs Inc. and Premis Corporation.

         Mr. King has been engaged in the private practice of law in Minneapolis, Minnesota since 1965. He is a shareholder of the law firm of Fredrikson & Byron, P.A., which serves as general counsel to the Company. Mr. King has served as Secretary to the Company since 1980. Mr. King also serves as a director of Sunrise Resources, Inc., a company which provides lease financing for capital equipment.

         Mr. Courtney has served as an independent consultant since December 1998. Mr. Courtney served as Chief Executive Officer of HEI, Inc., a company which designs and manufactures microelectronics, from 1990 until December 1998. Mr. Courtney also served as HEI's President from 1990 to July 1998, and he served as HEI's Executive Vice President from 1988 to 1990. Mr. Courtney currently serves as a director of HEI, Inc.


                        EXECUTIVE OFFICERS OF THE COMPANY

         The names and ages of all the Company's executive officers and the position each holds are listed below.

NAME                     POSITION                                          AGE

Carl P. Boecher          President and Chief Executive Officer             56
Alan G. Shuler           Vice President and Chief Financial Officer        52
Michael L. Sorensen      Vice President and General Manager,               53
                         Electronic Products

         See "Election of Directors" (Proposal #2) for Carl P. Boecher's biography.

         Alan G. Shuler has served as Vice President and Chief Financial Officer of the Company since June 1992. From August 1991 to May 1992, Mr. Shuler served as Vice President and Chief Financial Officer of Astrocom Corporation, a St. Paul, Minnesota manufacturer of data communication equipment. From January 1988 through December 1990, Mr. Shuler was Senior Vice President and Chief Financial Officer of FSI International, Inc., a Chaska, Minnesota manufacturer of semiconductor equipment.

         Michael L. Sorensen joined the Company in April 1997 as Vice President of Operations and became Vice President and General Manager, Electronic Products on November 1997. From February 1995 to March 1997, Mr. Sorensen served as Vice President of Operations for Despatch Industries, a custom oven and furnace company, prior to which he provided consulting services to Despatch, beginning in October 1994. From April 1992 to September 1994, Mr. Sorensen was the Plant Manager of J. B. Martin Company, Inc., a manufacturer of three-dimensional fabrics located in Leesville, South Carolina. Prior to April 1992, Mr. Sorensen served in various engineering and operations positions with United Engineers and Constructors, Inc., BASF Structural Materials, Inc., Celanese Corporation, Abbott Laboratories and Corning Glass Works.

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Based on the Company's review of copies of forms filed with the Securities and Exchange Commission or written representations from certain reporting persons that no Forms 5 were required for those persons, in compliance with Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during fiscal year 1998, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that one transaction by Mr. Underwood was reported on a Form 5 that was not timely filed.


                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held four meetings during 1998 and took action by unanimous written consent twice during 1998. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member. The Company does not have a nominating committee. During 1998, the Company had an Audit Committee, a Compensation Committee and a Stock Option Committee.

         During 1998, the members of the Audit Committee were Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. Gary R. Holland joined the Audit Committee as of January 1, 1999. The Audit Committee recommends to the Board of Directors the selection of independent accountants as well as the internal accounting controls of the Company. The Audit Committee met twice during 1998.

         During 1998, the members of the Compensation Committee were Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. The Compensation Committee met twice during 1998.

         During 1998, the members of the Stock Option Committee were Terrence W. Glarner, Thomas R. King and Eugene W. Courtney. The Stock Option Committee administers the Company's stock option plans. The Stock Option Committee met informally twice by telephone during 1998 and made recommendations to the Board for action.

         On January 27, 1999, the Compensation Committee and Stock Option Committee were combined into one committee to carry on the functions of each of the individual committees. The Board appointed Terrence W. Glarner, Thomas R. King, Eugene W. Courtney and Gary R. Holland to serve as its members.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company's last three fiscal years to the Chief Executive Officer during fiscal 1998 and to the other executive officers whose total annual salary and bonus paid or accrued during fiscal year 1998 exceeded $100,000.

                                                                                Long Term Compensation
                                                                         -------------------------------------
                                                                                  Awards            Payouts
                                      Annual Compensation                ------------------------- -----------
                                    ----------------------------------    Restricted                 LTIP       All Other
Name and Principal         Fiscal                                          Stock                   Payouts     Compensation
  Position                  Year    Salary ($)    Bonus ($)   Other ($)   Awards($)     Options       ($)          ($)
-------------------------  ------   ----------    ---------   ---------   ---------     -------    ---------   ----------

Carl P. Boecher             1998    130,426           --       1,796 (1)      --         65,000        --         3,069 (2)
  President and Chief       1997    120,637           --       1,656          --         15,000        --         2,698
  Executive Officer         1996     98,840        7,275       1,241          --         25,000        --         1,740

Alan G. Shuler              1998    110,228           --       1,352 (1)      --         30,000        --         2,805 (2)
  Vice President and        1997    101,364           --       1,261          --         10,000        --         2,586
  Chief Financial Officer   1996     97,550        9,300       1,120          --           --          --         1,943

Michael L. Sorensen         1998    106,269           --       1,945 (1)      --         30,000        --         2,616 (2)
  Vice President and        1997     62,307           --         476          --         50,000        --           722
  General Manager,
  Electronic Products

------------------------------

(1)      Represents reimbursement for taxes on supplemental benefits.

(2) Represents term insurance premium paid by the Company and 401(K) plan matching contribution.

Option Grants During 1998 Fiscal Year

         The following table provides information regarding stock options granted during fiscal 1998 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                                                         Percent of Total
                                Number of Shares        Options Granted to       Exercise or
                               Underlying Options           Employees          Base Price Per
Name                                 Granted              in Fiscal Year          Share (1)       Expiration Date
----                         -----------------------   --------------------       ---------       ---------------
Carl P. Boecher                    15,000 (2)                   4.4%                 $3.625          01/19/08
                                   50,000 (3)                  14.6%                 $5.00           07/26/08
Alan G. Shuler                     10,000 (2)                   2.9%                 $3.625          01/19/08
                                   20,000 (4)                   5.8%                 $5.00           07/26/08
Michael L. Sorensen                10,000 (2)                   2.9%                 $3.625          01/19/08
                                   20,000 (4)                   5.8%                 $3.625          07/26/08
------------------

(1) The exercise price is equal to the fair market value of the common stock on the date of grant.

(2) The option was granted on January 20, 1998 and will become exercisable in full on January 2, 2003, subject to acceleration if certain targets are met.

(3) The option was granted on July 27, 1998 and will become exercisable to the extent of 16,500 shares on each of July 27, 1999 and July 27, 2000 and 17,000 shares on July 27, 2001.

(4) The option was granted on July 27, 1998 and will become exercisable to the extent of 6,600 shares on each of July 27, 1999 and July 27, 2000 and 6,800 shares on July 27, 2001.

Option Exercises During 1998 Fiscal Year and Fiscal Year-End Option Values

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 1998 and the number and value of options at December 31, 1998. The Company has no outstanding stock appreciation rights.

                                                                                                  Value of
                                                                    Number of                    Unexercised
                                                                   Unexercised                  In-the-Money
                                                                    Options at                   Options at
                                  Shares                        December 31, 1998             December 31, 1998
                                 Acquired        Value             Exercisable/                 Exercisable/
Name                           on Exercise     Realized           Unexercisable               Unexercisable(1)

Carl P. Boecher                     --            --            58,750 exercisable             $0 exercisable
                                                               96,250 unexercisable           $0 unexercisable

Alan G. Shuler                      --            --            46,667 exercisable             $0 exercisable
                                                               40,000 unexercisable           $0 unexercisable

Michael L. Sorensen                 --            --            18,000 exercisable           $6,000 exercisable
                                                               72,000 unexercisable         $24,000 unexercisable


(1) Value is calculated on the basis of the difference between the option exercise price and $3.00, the closing sale price for the Company's common stock at December 31, 1998 as quoted on the Nasdaq National Market, multiplied by the number of shares underlying the option.

Compensation of Directors

         Directors' Fees. The Chairman of the Board, Mr. Holland, currently receives a $7,500 annual retainer, and all other independent Board members receive a $2,500 annual retainer. Each independent Board member also receives $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. Pursuant to Mr. Holland's consulting agreement with the Company and prior to the June 1997 termination of such agreement, such fees were not paid to Mr. Holland. See "Related Transactions."

         Stock Option Grants to Non-Employee Directors. The 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Upon initial election, a Non-Employee Director receives an automatic grant of a nonqualified option to purchase 15,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such election, which option becomes exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 3,000 shares of the common stock at an option price per share equal to 100% of the fair market value of the common stock on the date of such re-election or shareholder meeting. No director shall receive more than one option to purchase 3,000 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions shall expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

Employment Contracts and Termination of Employment Arrangements

         The Company entered into a one-year employment agreement dated January 1, 1997, with Carl P. Boecher, the Company's President and Chief Executive Officer. The agreement automatically renews for successive one-year terms unless terminated by either party. The agreement has been automatically renewed for a current one-year term with an annual base salary of $132,300. The agreement provides for the payment of a monthly car allowance, and Mr. Boecher currently receives $600 per month. The agreement does not provide for a bonus, but Mr. Boecher is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Boecher upon thirty days' notice. If Mr. Boecher's employment is terminated
(i) by the Company without cause or by nonrenewal of the agreement, (ii) by death or (iii) by disability, he is entitled to a severance payment equal to his base monthly salary for twelve months. Mr. Boecher has agreed not to compete with the Company for a period of one year after termination of his employment for any reason.

         The Company entered into a one-year employment agreement effective as of January 1, 1995 with Alan G. Shuler, the Company's Vice President and Chief Financial Officer. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement has been automatically renewed for a current one-year term with a $109,000 annual base salary. The agreement provides for the payment of a monthly car allowance, and Mr. Shuler currently receives $500. The agreement does not provide for a bonus; however, Mr. Shuler is eligible to participate in the Company's Management Incentive Plan. The agreement may be terminated with or without cause by either the Company or Mr. Shuler upon sixty days' notice. If Mr. Shuler's employment is terminated by the Company without cause, he is entitled to his monthly base salary for six months. If Mr. Shuler's employment is terminated within twelve months of a change of control, or if he resigns within twelve months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Shuler shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in twelve monthly installments. Mr. Shuler has agreed not to compete with the Company during his employment and during the time in which he is paid severance pursuant to the agreement. Mr. Shuler also agreed that, during the one-year period following the termination of his employment, for whatever reason, he will not solicit any of the Company's employees to leave the Company and will not solicit the Company's customers for the purpose of selling a competing product.

         The Company entered into a one-year employment agreement effective as of April 16, 1997 with Michael L. Sorensen, the Company's Vice President and General Manager, Electronic Products. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement provided for an initial annual base salary of $90,000 and has been automatically renewed for another one-year term with a base salary of $105,000. The agreement provides for the payment of a monthly car allowance, and Mr. Sorensen currently receives $500. The agreement does not provide for a bonus; however, Mr. Sorensen is eligible to participate in the Company's Management Incentive Plan. If the agreement is terminated without cause, including by the Company at the end of any one-year extension or pursuant to the death or disability of Mr. Sorensen, Mr. Sorensen is entitled to his monthly base salary for six months. If Mr. Sorensen's employment is terminated within six months of a change of control, or if he resigns within six months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Sorensen shall receive a severance payment equal to his base salary for a six-month period in effect at the time of the change of control, payable in six monthly installments. Mr. Sorensen has agreed not to compete with the Company during his employment and during the time in which he is paid severance pursuant to the agreement. Mr. Sorensen also agreed that, during the six-month period following the termination of his employment, for whatever reason, he will not solicit any of the Company's employees to leave the Company and will not solicit the Company's customers for the purpose of selling a competing product.


Related Transactions

         Pursuant to a consulting agreement dated November 1, 1995 between the Company and Gary R. Holland, Chairman of the Company, which agreement was terminated on June 30, 1997, Mr. Holland received an annual fee of $100,000, payable in monthly installments, for providing services to management for a minimum of six days during each four-week period during the term of the agreement. In connection with entering the agreement in 1995, Mr. Holland received an option to purchase 35,000 shares of the Company's common stock at $3.625, the fair market value on the date of grant, which option was granted under the Company's Consultant Stock Option Plan. As long as Mr. Holland received compensation pursuant to the terms of the agreement, he was not eligible to receive the retainer and meeting fees paid to directors as set forth in "Compensation of Directors;" however, he was eligible to receive options under the formula plans described in such section. In accordance with the agreement, Mr. Holland was elected as a director and appointed as Chairman of the Board on November 10, 1995. Mr. Holland agreed not to compete with the Company as long as he was providing the Company with consulting services or serving as a director of the Company.

         The Company and John H. Underwood, a current director and the Company's former President and Chief Executive Officer, entered into a Separation Agreement and Release ("Separation Agreement") effective January 1, 1997.

Pursuant to the Separation Agreement, Mr. Underwood agreed that, through December 31, 1998, he would not (i) compete with the Company, (ii) solicit any of the Company's employees to leave the Company or (iii) interfere with the Company's customers. The Separation Agreement provided that, through December 1998, Mr. Underwood would receive $12,500 each month, the amount of his monthly base salary on December 31, 1996, and he would be entitled to certain other benefits, including participation in the Company's health coverage plans and outplacement fees not to exceed $6,000. Mr. Underwood agreed to release the Company from any and all rights and claims, except as provided for in the Separation Agreement, in connection with his employment and/or resignation.


                  APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN
                                  (Proposal #3)

General

         On October 20, 1998, the Board of Directors adopted, subject to shareholder approval, the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to Alan G. Shuler, the Company's Chief Financial Officer.

Description of the 1998 Employee Stock Purchase Plan

         Purpose. The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

         Eligibility. The Stock Purchase Plan permits employees to purchase stock of the Company at a favorable price and possibly with favorable tax consequences to the employees. Generally speaking, all full-time and part-time employees (including officers) of the Company (or of those subsidiaries, if any, authorized by the Board from time to time) who have been employed by the Company (or a subsidiary) for at least 30 days and who are customarily employed for more than 20 hours per week are eligible to participate in any of the phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company cannot purchase stock through the Stock Purchase Plan. Currently, no employee would be excluded from participation by this limitation. As of April 7, 1999, the Company had approximately 60 full-time and part-time employees eligible to participate.

         Administration; Term. The Stock Purchase Plan will be administered by the Compensation Committee. The Stock Purchase Plan gives broad powers to the Committee to administer and interpret the Stock Purchase Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase. The Stock Purchase Plan will terminate on December 31, 2003, unless the Board of Directors extends the term of the Plan.

         Options. Phases of the Stock Purchase Plan will commence on January 1 of each year (or the first day of such other months as the Board may determine). The first phase commenced on January 1, 1999 and will end on December 31, 1999. Before the commencement date of the phase, each participating employee must elect to have a certain percentage of his or her compensation deducted during each pay period in such phase; provided, however, that the payroll deductions during a phase must not exceed 10% of the participant's compensation.

         The employee may decrease his or her payroll deduction percentage once during a phase. The employee may also request that any further payroll deductions be discontinued until the next phase, or may request a withdrawal of all accumulated payroll deductions.

         Based on the amount of accumulated payroll deductions made at the end of the phase, shares will be purchased by each employee at the termination date of such phase (generally twelve months after the commencement date). The purchase price to be paid by the employees will be the lower of the amount determined under Paragraphs A and B below:

         A. 85% of the closing price of the Company's Common Stock quoted by the Nasdaq National Market as of the commencement date of the phase; or

         B. 85% of the closing price of the Company's Common Stock quoted by the Nasdaq National Market as of the termination date of the phase.

         The closing price of the Company's Common Stock on April 7, 1999 was $2.875 per share.

         As required by tax law, an employee may not, during any calendar year, receive options under the Stock Purchase Plan for shares which have a total fair market value in excess of $25,000 determined at the time such options are granted. Any amount not used to purchase shares will be carried over to the next phase, unless the employee requests a refund of that amount. No interest is paid by the Company on funds withheld, and such funds are used by the Company for general operating purposes.

         If the employee dies or terminates employment for any reason before the end of the phase, the employee's payroll deductions will be refunded, without interest, after the end of the phase.

         Amendment. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code (the "Code"); provided, that no such revision or amendment may (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Stock Purchase Plan, or (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, without prior approval of the Company's stockholders, if such approval is required to comply with Code Section 423, the requirements of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), or other applicable federal or state laws.

         Shares Reserved. Under the Stock Purchase Plan, 100,000 shares of the Company's Common Stock are reserved for issuance during the duration of the Stock Purchase Plan. The Board of Directors shall equitably adjust the number of shares remaining reserved for grant, the number of shares of stock subject to outstanding options and the price per share of stock subject to an option in the event of certain increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration.

         Federal Income Tax Consequences of the Stock Purchase Plan. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Code Sections 421 and 423. Employee contributions are made on an after-tax basis. Under existing federal income tax provisions, no income is taxable to the optionee upon the grant or exercise of an option if the optionee remains an employee of the Company or one of its subsidiaries at all times from the date of grant until three months before the date of exercise. In addition, certain favorable tax consequences may be available to the optionee if shares purchased pursuant to the Stock Purchase Plan are not disposed of by the optionee within two years after the date the option was granted nor within one year after the date of transfer of purchased shares to the optionee. The Company generally will not receive an income tax deduction upon either the grant or exercise of the option.

         Plan Benefits. Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

Vote Required

         The Board of Directors recommends that the shareholders approve the 1998 Employee Stock Purchase Plan. Approval of the Stock Purchase Plan requires the affirmative vote of the greater of (i) a majority of the shares represented at the Annual Meeting in person or by proxy with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (Proposal #4)

         The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Company for the year ending December 31, 1999. McGladrey & Pullen, LLP has served as independent auditors for the Company since 1980. McGladrey & Pullen, LLP provided services in connection with the audit of the financial statements of the Company for the year ended December 31, 1998, assistance with the Company's Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB and quarterly reports filed with the Securities and Exchange Commission, and consultation on matters relating to accounting and financial reporting.

         Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Proposals of shareholders intended to be presented at the annual meeting in the year 2000 must be submitted to the Company in appropriate written form on or before December 20, 1999 to be included in the Company's Proxy Statement and related Proxy for the 2000 meeting. Shareholder proposals intended to be presented at the annual meeting in 2000 but not be included in the proxy materials sent to shareholders will not be considered timely unless received by the Company on or before March 4, 2000.

                                 OTHER BUSINESS

         Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS AT THE COMPANY'S PRINCIPAL ADDRESS.

                                 By Order of the Board of Directors


                                 Thomas R. King
                                 Secretary
April 19, 1999

                                  DATAKEY, INC.
                                 --------------

                                      PROXY
                   for Annual Meeting to be held May 26, 1999
                                 --------------

The undersigned hereby appoints Carl P. Boecher and Alan G. Shuler, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of voting stock of Datakey, Inc. registered in the name of the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at the Radisson Plaza Hotel, 35 S. 7th Street, Minneapolis, Minnesota, at 3:30 p.m., on Wednesday, May 26, 1999, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Annual Meeting.

      The Board of Directors recommends that you vote "FOR" each proposal.

1.       Set the number of directors at five (5).

             [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

2.       Elect Directors.  Nominees:   Carl P. Boecher,  Gary R. Holland,
                                       Terrence W. Glarner,  Thomas R. King
                                       and  Eugene W. Courtney

         [ ] FOR all nominees listed above    [ ] WITHHOLD AUTHORITY to vote
             (except those whose names have       for all nominees listed above.
             been written on the line below)


                 ----------------------------------------------

3.       Approve 1998 Employee Stock Purchase Plan.

             [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

4. Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 1999.

             [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

5. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Date: ___________________, 1999     __________________________________________


                                    __________________________________________

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign. 2228415-2

                                  DATAKEY, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


                        ARTICLE I - ESTABLISHMENT OF PLAN

1.01 Adoption by Board of Directors. By action of the Board of Directors of Datakey, Inc. (the "Corporation") on October 20, 1998, subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under
         Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 Shareholder Approval and Term. This Plan shall become effective upon its adoption by the Board of Directors and shall terminate December 31, 2003; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan is adopted by the Board in the manner provided under Code Section 423 and the regulations thereunder; and provided, further that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event the shareholders fail to approve the Plan within twelve (12) months after the Plan is adopted by the Board, this Plan shall not become effective and shall have no force and effect, participation in the Plan shall immediately cease, all outstanding options shall immediately be canceled and all payroll deductions shall be returned to the Participants without interest. No shares of stock shall be issued to any Participant for any Phase unless and until the shareholders approve the Plan within such twelve-month period.


                              ARTICLE II - PURPOSE

2.01 Purpose. The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                            ARTICLE III - DEFINITIONS

3.01 "Administrator" means the Board of Directors or such Committee appointed by the Board of Directors to administer the Plan. The Board or the Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 "Board of Directors" or "Board" means the Board of Directors of Datakey, Inc.

3.03 "Compensation" means the Participant's base compensation, excluding commissions, overtime and all bonuses.

3.04     "Corporation" means Datakey, Inc., a Minnesota corporation.

3.05 "Eligible Employee" means any employee who, as determined on or immediately prior to an Enrollment Period, is a United States full-time or part-time employee of the Corporation or one of its Subsidiaries, has been employed by the Corporation or Subsidiary for at least thirty
         (30) days prior to such Enrollment Period and is customarily employed for more than twenty (20) hours per week.

3.06 "Enrollment Period" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 "Fiscal Year" means the fiscal year of the Corporation, which is the twelve-month period beginning January 1 and ending December 31 each year.

3.08 "Participant" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions, but shall exclude those employees subject to the limitations described in
         Section 9.03 below.

3.09 "Phase" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option was exercised, otherwise referred to as the termination date of the Phase.

3.10     "Plan" means the Datakey, Inc. 1998 Employee Stock Purchase Plan.

3.11     "Stock" means the voting common stock of the Corporation.

3.12 "Subsidiary" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f) as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f) as the Board approves to participate in this Plan from time to time.

                           ARTICLE IV - ADMINISTRATION

4.01 Administration. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

         (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

         (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

         (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

         (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.


                         ARTICLE V - PHASES OF THE PLAN

5.01     Phases. The Plan shall be carried out in one or more Phases of twelve
         (12) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on January 1 of each fiscal year during the term of the Plan, with the first phase commencing on January 1, 1999 and ending on December 31, 1999. No two Phases shall run concurrently.

5.02 Limitations. The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be canceled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.


                            ARTICLE VI - ELIGIBILITY

6.01 Eligibility. Subject to the limitations described in Section 9.03, each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase. If, in the discretion of the Administrator, any Phase commences on a date other than January 1, whether an employee is an Eligible Employee shall be determined on a date selected by the Administrator, which date shall be at least thirty (30) days prior to the commencement date of the Phase.


                           ARTICLE VII - PARTICIPATION

7.01 Participation. Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 Subsequent Phases. An Eligible Employee who elects to participate in a Phase of a fiscal year shall be deemed to have elected to participate in each subsequent Phase unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article X hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.


                   ARTICLE VIII - PAYMENT: PAYROLL DEDUCTIONS

8.01 Enrollment. Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant's Compensation during each pay period during the Phase. Subject to the Participant's right to discontinue payroll deductions as provided in Section 10.02, such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 Payroll Deductions. Payroll deductions for a Participant shall commence with the paycheck issued immediately after the commencement date of the Phase and shall terminate with the paycheck issued immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article X hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that dollar amount specified by the Participant in the Plan enrollment form.

         Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant's Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment form previously completed by the Participant for all subsequent Phases; provided, however, that the Participant may, if he or she so chooses, discontinue payroll deductions for any or all such subsequent Phases by properly completing a new enrollment form during the Enrollment Period for such subsequent Phase and delivering such form to the Administrator by the due date for receipt of such forms for that Phase.

8.03 Change in Compensation During a Phase. In the event that the Participant's Compensation is increased or decreased during a Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is different from the amount anticipated to be withheld as determined on the commencement date of the Phase, then the extent to which the Participant may exercise his or her option shall be based on the amounts actually withheld on his or her behalf, subject to the limitations in Article
         IX. In the event of a change in the pay period of any Participant, such as from biweekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to insure the deduction of the proper amount authorized by the Participant.

8.04 Decreases During a Phase. In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article X, a Participant may decrease the percentage of Compensation designated to be deducted as payroll deductions during a Phase (but not below 1%) by completing and filing such forms as the Administrator may require. Such decrease shall be effective with the next payroll period beginning after the date that the Administrator receives such forms and shall apply to all remaining Compensation paid during the Phase. The Participant may exercise the right to decrease his or her payroll deductions only once during each Phase.


                              ARTICLE IX - OPTIONS

9.01 Grant of Option. Subject to Article X, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below. The option price per share for such Stock shall be determined under Section 9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02 Option Price. Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

                  (a) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange as of the commencement date of the Phase; or

                  (b) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange as of the termination date of the Phase.

         In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

         If the Corporation's Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or on an established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

9.03     Limitations. No employee shall be granted an option hereunder:

                  (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

                  (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code and the regulations thereunder shall apply.

                  (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 Exercise of Option. Subject to a Participant's right to withdraw in the manner provided in Section 10.01, a Participant's option for the purchase of shares of Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant in his or her bookkeeping account during such Phase.

9.05 Delivery of Shares. As promptly as practicable after the termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. The Corporation may, in its sole discretion, arrange with the Corporation's transfer agent or other authorized representative to establish, at the direction of the Participant, individual securities accounts to which will be credited that number of whole shares of Stock that are purchased upon such exercise, such securities account to be subject to such terms and conditions as may be imposed by the transfer agent or authorized representative.

         The shares of the Corporation's common stock to be delivered to a Participant pursuant to the exercise of an option under Section 9.04 of the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Administrator prior to the termination date of the Phase, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

         Any accumulated payroll deductions remaining after the exercise of the Participant's option shall be returned to the Participant, without interest, on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of next Phase; provided, however, that the Corporation may, under rules of uniform application, retain such remaining amount in the Participant's bookkeeping account and apply it toward the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.


                            ARTICLE X - WITHDRAWAL OR
                     DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 Withdrawal. At any time during the Phase, a Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant's bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. As soon as administratively feasible after such payroll period, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant, without interest, and no further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in
         Section 8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted. A participant may request a withdrawal once during a Phase.

         Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant's request for withdrawal must be properly completed and received by the Administrator on or before the December 1 immediately preceding the termination date of the Phase, or on or before such other date established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 Discontinuation. At any time during the Phase, a Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the December 1 immediately preceding the termination date of the Phase, or on or before such other date established by the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above.


                     ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01 Termination. If, on or before the termination date of any Phase, a Participant's employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, will be returned to the Participant, without interest, and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant as soon as administratively practicable following the Participant's termination of employment. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

         If the option lapses as a result of the Participant's death, any accumulated payroll deductions credited to the Participant's bookkeeping account will be paid to the Participant's estate, without interest. In the event a Participant dies after exercise of the Participant's option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant's estate.

         The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant's bookkeeping account during any Phase of the Plan.

11.02 Subsidiaries. In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of
         Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.


                    ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01 Shares Reserved. One Hundred Thousand (100,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 100,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section
         14.01 hereof.


                   ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01 Bookkeeping Account. Payroll deductions for Participants shall be credited to bookkeeping accounts, established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. In no event shall Participants be entitled to interest on the amounts credited to such bookkeeping accounts.


                       ARTICLE XIV - ADJUSTMENT PROVISION

14.01 General. Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

         In the event of sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:

         (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article VIII hereof;

         (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

         (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

         In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


                   ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01 Nontransferability. Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime.

15.02 Nonalienation. Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with Section 10.01.


                     ARTICLE XVI - AMENDMENT AND TERMINATION

16.01 General. The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section 14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall:

         (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

         (b) modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

         (c) materially increase the benefits accruing to Participants under the Plan;

         without the approval of the Corporation's shareholders, if such approval is required for compliance with Code Section 423, as amended, and the regulations thereunder, or other applicable laws or regulations.


                             ARTICLE XVII - NOTICES

17.01 General. All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation or the Administrator from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.